EXHIBIT 10.3

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (“Agreement”), executed July 20, 2023 and by GBT Technologies Inc., a Nevada corporation with a business address located at 2450 Colorado Ave, Suite 100E, Santa Monica, CA 90404 (the “Pledgor”) in favor of MAGIC INTERNACIONAL ARGENTINA FC, S.L with a business address located at Calle isla Formentera 135, el casar, Guadalajara, Spain (“MAGIC”).

RECITALS

MAGIC is an accredited investor, doing business in Spain, California and Nevada, investing in technologies and other investments.

A.                  In light of entering Master Joint Venture and License Agreement (“Master Agreement”) and the Amended and Restated Joint Venture Agreement with respect to the creation of GBT Tokenize Corp. (“JV”), MAGIC has agreed to provide funding to JV.

B.                  MAGIC has funded said technology without any investment from Pledgor, other than the contribution of Pledgor’s own shares of common stock which has limited monetary value as such shares of common stock are being issued to an affiliate and are restricted by law.

C.                   Pledgor, in order to allow MAGIC to limit its exposure as well as support its investment in its technology being licensed to JV, Pledgor has agreed to pledge all of its shares of JV issued to Pledgor base on the Master Agreement, representing 50% of all shares outstanding of JV and 100% of all shares outstanding of Greenwich International Holdings, a Costa Rica corporation (“Pledged Securities”).

D.                  MAGIC, in consideration of Pledgor providing such pledge, Magic has agreed to provide Pledgor with a license to its technology platform on a worldwide basis.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereafter set forth, Pledgor agrees as follows:

1.             Pledge. In accordance with the term of this Agreement, Pledgor hereby grants to MAGIC a security interest in, and hereby assigns to MAGIC all right, title and interest of Pledgor in and to Pledged Securities, including without limitation, all evidence of the same. (Hereafter referred to as “Collateral”).

MAGIC shall be deemed to, and shall have, title to the any share certificate from this date. MAGIC may at its unilateral and absolute discretion have the shares represented by the certificate transferred into its own name. Title is herein granted for purposes of security.

Upon the Pledgor execution, delivery and performance of any future agreement or document or judgement resulting in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of the Pledgor, Magic will be entitled to foreclose on the Collateral.

2.            Representations and Warranties. Pledgor represents and warrants to MAGIC that:

(a)	Pledgor has, and has duly exercised, all requisite power and authority to enter into this Agreement, to pledge its interest in the Collateral and to carry out the transactions contemplated by this Agreement.

(b)	Pledgor is the legal and beneficial owner of all of the Collateral.

(c)	All of the Collateral is free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest or the proceeds thereof, except for that granted hereunder.

(d)	The execution and delivery of this Agreement, and the performance of its terms, will not violate or constitute a default under the terms of any other agreement, indenture or other instrument, license, judgment, decree, order, law, statute, code, ordinance or other governmental rule or regulation, applicable to Pledgor or any of Pledgor’s property or the consent to this Agreement and the performance of its terms has been obtained from all necessary third parties.

(e)	The execution and delivery of this Agreement, and the performance of its terms, will not result in any violation of any provision of the articles of incorporation, bylaws and shareholder agreements, if any, pertaining to Pledgor or Borrower or the consent to this Agreement and the performance of its terms has been obtained from all necessary third parties.

3.             Covenants. Pledgor agrees upon the receipt by MAGIC of notice or written pay-off demand notice from MAGIC, MAGIC is permitted to sell the Collateral or any portion of the Collateral only in an amount to ensure that the Company can satisfy the required Demand. Pledgor must consent to such sale of the Collateral, which may not be unreasonably withheld. In addition, MAGIC will provide Pledgor with further notice once sales are finalized. All sales of the Collateral will be made in accordance with the Securities Act of 1933, as amended. Upon expiration of this Agreement, the remaining Collateral shall be returned to the Pledgor free and clear of all liens.

4.            Fees. Not applicable as there are none.

5.            Termination. The term of this Agreement shall be three (3) years from the date hereof. MAGIC in its sole discretion may terminate the Agreement at any time.

6.           Law and Jurisdiction. The laws of the State of Nevada apply to this Agreement, without deference to the principles of conflicts of law. Both jurisdiction and venue for any litigation pursuant to this Agreement shall be proper in the courts of the county of Clark, State of Nevada.

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7.           Assignment. This Agreement may not be assigned by either party without the prior written consent of the non-assigning party. MAGIC will be entitled to assign this agreement to its wholly owned subsidiary without the needs of GBT approval or consent.

8.            Notices. Any notice, consent or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth above, by registered or certified mail (if available), postage paid, or at such other address as either party shall designate by notice given to the other in the manner provided herein.

IN WITNESS WHEREOF, the undersigned has caused this Stock Pledge Agreement to be duly executed as of the day and year first above written.

PLEDGOR

GBT Technologies Inc.

By:
Name: Mansour Khatib
Title: CMO, Director & Secretary

MAGIC INTERNACIONAL ARGENTINA FC S.L.

By:
Name: Sergio Fridman
Title: Manager

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